Exhibit 10.2

FIRST PLACE FINANCIAL CORP.

2004 INCENTIVE PLAN

NON-STATUTORY STOCK OPTION AWARD AGREEMENT

Name of Recipient:	___________

Number of Shares Subject to the Option Award:	___________

Grant of Limited Rights:	Yes ☒ No ☐

Exercise Price:	$

Term of Option:	This Option expires on ______________. (The term of this Non-statutory Stock Option shall not exceed 10 years commencing on the Date of Grant)

Payment of Exercise Price:	Subject to the discretion of the Committee, the Exercise Price may be paid in cash, borrowed funds or First Place Corp. common stock (“Common Stock”).

Date of Grant:

Vesting Schedule:	This Non-Statutory Stock Option vests at a rate of 20% per year after each year of continuous service commencing on and each thereafter for four years.

Voting:	The Recipient shall have no rights as a shareholder with respect to any shares of Common Stock covered by this Non-statutory Stock Option until the date of issuance of a stock certificate for the Common Stock covered by this Non-statutory Stock Option.

Distribution:	Shares of Common Stock subject to this Non-statutory Stock Option will be distributed as soon as practicable upon exercise. Distributions pursuant to associated rights will be made under the terms of the Plan.

Designation of Beneficiary:	A Beneficiary may be designated in writing to receive, in the event of death, any Award the Recipient is entitled to under this Non-statutory Stock Option.

Effect of Termination of employment or service because of:

(a) Death or Disability:	All Non-statutory Stock Options are immediately exercisable and remain exercisable for a period of one (1) year following termination of employment or service; provided, however, that in no event shall the period extend beyond the expiration of this Non-statutory Stock Option. Vested Limited Rights may be exercised only upon a Change in Control.

(b) Cause:	All rights under this Non-statutory Stock Option Award expire immediately upon Termination for Cause.

(c) Retirement:	All Non-statutory Stock Options are immediately exercisable and remain exercisable for a period of one (1) year. Notwithstanding the foregoing provisions, in no event shall this Option be extended beyond its original term.

(d) Change in Control:	Non-statutory Stock Options are exercisable only as to those shares that are immediately exercisable by the Recipient at the date of termination of employment or service and only for a period of three months following termination of employment of service.

(e) Other reasons:	Non-statutory Stock Options are exercisable only as to those shares that are immediately exercisable by the Recipient at the date of termination of employment or service and only for a period of three months following termination of employment of service.

Non-Transferability:	Non-statutory Stock Options shall not be sold, transferred, assigned, pledged or otherwise encumbered in any manner by the Recipient other than by will or the laws of the interstate succession.

The Committee may, however, in its sole discretion, permit transfer or assignment of a Non-statutory Stock Option if such transfer or assignment is, in its sole determination, for valid estate planning purposes, as described in the Incentive Plan, and such transfer or assignment is permitted under the Code and Rule 16b-3 under the Exchange Act.

Tax Withholding:	This Award is subject to tax withholding to the extent required by any governmental authority. Any withholding shall comply with Rule 16b-3 or any amendments or successive rule.

Modification and Waiver:	This Non-statutory Stock Option Award may be amended or modified, prospectively or retroactively; provided, however, that no such amendment or modification will adversely affect the rights of the Recipient under this Award without his or her written consent.

This Non-statutory Stock Option Award Agreement is subject to the terms and conditions of the First Place Financial Corp. 2004 Incentive Plan (the “Plan”). Neither the Plan nor this Award create any right on the part of any employee or director to continue in the employ or service of First Place Bank, First Place Financial Corp. or any Affiliates thereof. All capitalized terms herein shall have the same meaning as those contained in the Plan. The Recipient acknowledges receipt of the Plan, the portions of the First Place Financial Corp. proxy statement outlining terms of the Plan, and First Place’s most recent annual report to shareholders, which was filed with the Securities and Exchange Commission (“SEC”). First Place Financial Corp. will provide the Recipient with any past or currently filed SEC document upon request.

The Recipient hereby acknowledges that all decisions, determinations and interpretations of the Board of Directors, or the Committee thereof, with respect to the Plan and this Non-statutory Stock Option Award are final and conclusive.

IN WITNESS WHEREOF, First Place Financial Corp. has caused this Non-statutory Stock Option Award Agreement to be executed and said Recipient has hereunto set his hand, as of the              day of                     .

FIRST PLACE FINANCIAL CORP.
Board of Directors

ATTEST:	RECIPIENT

I hereby designate as my Beneficiary under terms of the Plan the following person(s) in the designated portions:

Name	O= Option S = Stock Award	Percentage	Relationship	Address

Contingent Beneficiary[2]

[2]	In the event one or more of the primary beneficiaries predeceases the Recipient

Date:	Signed:

Witness: